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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

MUSIC OF YOUR LIFE, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

3225 McLeod Drive, Suite 100 Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 871-8535

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03 Material Modification to Rights of Security Holders

On July 21, 2016, the Board of Directors of Music of Your Life, Inc. (the “Company”) approved the amendment of the Company’s Articles of Incorporation attached hereto as Exhibit 3(i) (the “Amendment”). The purpose of the Amendment was to increase the authorized common stock to two billion shares and reduce the par value of the common stock to $0.0001 per share.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As noted in Item 3.03 above, on July 21, 2016, the Board of Directors approved the Amendment as more particularly described in Item 3.03 above.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 21, 2016, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved the Amendment as more particularly described in Item 3.03 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3(i) Amended Articles of Incorporation of Music of Your Life, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Music of Your Life, Inc.

Date: July 22, 2016	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer